SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549



                                  FORM 8-K

                               CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (D) OF
                     THE SECURITIES EXCHANGE ACT OF 1934


      Date of report (Date of earliest event reported)   March 27, 1998
                                                         ----------------


                       STORAGE TECHNOLOGY CORPORATION


             (Exact Name of Registrant As Specified In Charter)


                 Delaware              1-7534            84-0593263
          --------------------   --------------------------------------
  (State or other Jurisdiction of(Commission File Number)(IRS Employer
           Incorporation)                         Identification No.)



           2270 South 88th Street, Louisville, Colorado 80028-4309


             (Address of Principal Executive Offices) (Zip Code)


     Registrant's telephone number, including area code  (303) 673-5151
                                                           --------------



                               Not applicable


        (Former Name or Former Address, if Changed Since Last Report)

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ITEM 5.     OTHER EVENTS

     As announced by the Registrant on March 27, 1998, a jury found on March 27, 1998 that the pass-through port in certain of the Registrant's tape library products willfully infringes U.S. Patent No. 4,779,151 (the "151 Patent") held by Odetics Inc. and awarded actual damages to Odetics Inc. of $70.4 million. The case was initially filed by Odetics on June 29, 1995, in U.S. District Court for the Eastern District of Virginia against the Registrant and two of its customers. The complaint asked the court to impose
injunctive relief, treble damages and award attorney fees and costs.   On
February 1, 1996, a jury found that the Company's products did not infringe the 151 Patent. The decision was appealed and the U.S. Court of Appeals for the Federal Circuit reversed the District Court and remanded the case for further proceedings. The jury verdict rendered against the Registrant was the outcome of the second trial on the matter.

     On March 31, 1998, Odetics filed a number of post-trial motions with the court. The motions request enhanced damages in the aggregate amount of $52 million in connection with the jury's finding of willful infringement, prejudgment interest in the amount of $7.6 million, attorneys fees and costs in the amount of $4.7 million, and a permanent injunction order against the Registrant and two of its customers against future direct and indirect infringment of the 151 Patent.

     A post-trial hearing which was initially scheduled for April 17, 1998, has now been scheduled for April 24, 1998. At the hearing, the court may consider the requests made by Odetics', including the nature and timing of any injunctive relief, whether to increase the damage award, and whether to award attorneys' fees and costs. The court may also consider the Registrant's motions to overturn the jury verdict and reduce the amount of the damages award or grant a new trial.

     The Registrant intends to appeal the jury's verdict in the second trial. While the Registrant currently believes that the amount of the ultimate potential loss resulting from this suit will not have a material adverse effect on the Registrant's financial position or liquidity, the outcome of this suit is inherently difficult to predict. To the extent that the Registrant is not successful in the appeal process, the actual damages award, which may be increased by the court, could have a material adverse effect on the Registrant's reported results of operations in the particular quarter in which the associated accounting charge is recognized.

     An unfavorable decision concerning any injunctive relief could require material changes in the Registrant's production processes, result in the Registrant's inability to ship products found to have violated the 151 Patent, and could impact the Registrant's ability

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to provide maintenance service on such products.  While the Registrant believes that its overall tape library business and customers will not be materially adversely affected by the final outcome of this suit, if the injunctive relief sought by Odetics is granted, the Registrant may be required to timely develop and deliver to its customers a replacement for the pass-through port component. The Registrant currently is developing a replacement for the pass-through port component; however, delays in the availability of a replacement component could have a material adverse effect on the Registrant's results of operations until the replacement component is generally available. There can be no assurance that the Registrant will be successful in the timely development and delivery to its customers of a replacement component.


ITEM 7.         EXHIBITS

    The following financial statements, pro forma financial information and exhibits, if any, are filed as part of this report:

          (A)    FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

                    Not applicable

          (B)     PRO FORMA FINANCIAL INFORMATION.

                    Not applicable

          (C)     EXHIBITS.

                    None

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
                                  SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                        Storage Technology Corporation


                        By:        /s/ David E. Lacey
                             ------------------------------
                               David E. Lacey
                          Executive Vice President
                         and Chief Financial Officer


Date: April 7, 1998


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